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                                                                      Exhibit 16


May 30, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:


We have read Paragraphs one through five of item 4 of the Current Report on Form 8-K of Alteon Inc. for the event which occurred on May 30, 2002, filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


ARTHUR ANDERSEN LLP